2009

Q2

I

Second Quarter Report Summary

BehringerHarvard

Behringer Harvard Mid-Term Value Enhancement Fund I LP


7400 SOUTH TUCSON WAY

7400 South Tucson Way
Denver, CO

Commentary & Highlights

Fund

- The Fund's five-property portfolio remains well-leased at 95% as of June 30, 2009.
- During the second quarter at Parkway Vista, we secured a new lease for 1,700 square feet, which replaced a 2008 tenant vacancy. We will continue to seek tenants for the 33,500 rentable square feet of Parkway Vista that was 63% leased at the end of the second quarter.
- At 7400 South Tucson Way, we are very pleased to report that our tenant Raytheon Polar Services allowed its termination notice date to expire. This was a positive event for the Fund, as Raytheon had the right to terminate its lease effective April 30, 2010, with notice by July 31, 2009. Its contract with the National Science Foundation (NSF) was delayed due to government negotiations. If Raytheon is unable to renew its government contract, it has communicated the intent to assign this lease to the new contractor. The current lease is set to expire in 2012.
- Preliminary renewal discussions with the tenants in two of our Dallas assets, Affiliated Computer Services in 2800 Mockingbird and Air Systems Components in 1401 N. Plano Road, have commenced. Both leases expire in 2010 (2800 Mockingbird in September and 1401 N. Plano Road in October). Each tenant has indicated that they are considering a consolidation of several DFW locations into one facility, which would result in the tenant(s) moving from our properties. Should either tenant choose to vacate, the lease up of each property could take significantly longer or at lower rates than we anticipated in our initial underwriting assumptions due to the difficult market conditions. This may result in a need to lower distributions or acquire additional funds to cover the cost for lease up, which could result in UBTI for some investors.

Financial Statements

- Rental revenue increased to $1.0 million during the second quarter of 2009, as compared to $968,000 during the second quarter of 2008. The increase was primarily attributable to new leasing activity at Parkway Vista during late 2008 and the first half of 2009.
- NOI increased during the second quarter of 2009 to $592,000, as compared to $490,000 for the second quarter of 2008. The significant increase was primarily a result of increased rental revenues, and a decrease in both property operating expenses and real estate taxes.
- The second quarter ended with a net income of $75,000, as compared to a loss of $1,000 during the same quarter the previous year as a result of the following factors:
  - An increase in rental revenues of $56,000.
  - A decline of $30,000 in property operating expenses, primarily due to non-recurring repairs and maintenance expenses incurred during 2008.
  - Real estate taxes declined by $17,000 in property operating expenses due to a decrease in assessments by taxing authorities.

Some numbers have been rounded for presentation purposes.

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Market Conditions

- In its August 2009 Office Market Fundamentals Report, Property & Portfolio Research stated that there are challenging times ahead for property owners, as the occupancy rates for the U.S. office market should reach historical low levels (which was 81.2% in the second quarter of 1991).
- In contrast to the national trends, the Fund experienced improvement in market activity and interest in its Dallas metroplex assets during the second quarter. Many of the corporations that delayed real estate decisions throughout 2008 and early 2009 have come back to the market and are now researching their alternatives. However, downward pressure on effective rents and continued increases in landlord concessions will negatively impact both short term cash flow and property values upon renewal of our tenant leases or re-tenanting the spaces should our tenants chose to re-locate. Three of the Fund's five investments are located in the Dallas-Fort Worth metro area.



Parkway Vista
Dallas (Plano), TX

Consolidated Balance Sheets

(in thousands, except unit amounts)	*Jun. 30, 2009*	*Dec. 31, 2008*
Assets		
Real estate		
Land	$ 5,682	$ 5,682
Buildings and improvements, net	14,940	15,146
Total real estate	20,622	20,828
Cash and cash equivalents	5,010	6,247
Accounts receivable, net	369	370
Prepaid expenses and other assets	20	45
Lease intangibles, net	2,558	2,615
Total assets	$ 28,579	$ 30,105
Liabilities and partners' capital		
Liabilities		
Accounts payable	$ 10	$ 23
Payables to related parties	47	94
Acquired below-market leases, net	89	125
Distributions payable	211	218
Accrued liabilities	802	1,042
Total liabilities	1,159	1,502
Commitments and contingencies		
Partners' capital		
Limited partners, 44,000,000 units authorized; 4,275,187 units issued and outstanding at June 30, 2009 and December 31, 2008	27,419	28,602
General partners	1	1
Total partners' capital	27,420	28,603
Total liabilities and partners' capital	$ 28,579	$ 30,105

Consolidated Statements of Cash Flows

(in thousands)	*6 mos. ended Jun. 30, 2009*	*6 mos. ended Jun. 30, 2008*
Cash flows from operating activities		
Net income	$ 89	$ 26
Adjustments to reconcile net income to net cash flows provided by operating activities:		
Depreciation and amortization	713	734
Change in accounts receivable	1	84
Change in prepaid expenses and other assets	25	28
Change in lease intangibles	(314)	(1)
Change in accounts payable	(13)	72
Change in payables to related parties	(47)	(44)
Change in accrued liabilities	(305)	(401)
Cash provided by operating activities	149	498
Cash flows used in investing activities		
Purchases of property and equipment	(107)	-
Cash flows used in financing activities		
Distributions	(1,279)	(1,297)
Net change in cash and cash equivalents	(1,237)	(799)
Cash and cash equivalents at beginning of period	6,247	7,614
Cash and cash equivalents at end of period	$ 5,010	$ 6,815
Supplemental disclosure		
Taxes paid	$ 10	$ 14
Non-cash investing activities		
Property and equipment additions and purchases of real estate in accrued liabilities	$ 55	$ -
Non-cash financing activities		
Redemption in accrued liabilities	$ -	$ 343

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2009, and December 31, 2008, and our unaudited, consolidated results of operations for the three and six months ended June 30, 2009, and June 30, 2008 and cash flows for the six months ended June 30, 2009, and June 30, 2008. A copy of the Partnership's Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

Consolidated Statements of Operations

(in thousands, except per unit amounts)	*3 mos. ended Jun. 30, 2009*	*3 mos. ended Jun. 30, 2008*	*6 mos. ended Jun. 30, 2009*	*6 mos. ended Jun. 30, 2008*
Rental revenue	$ 1,024	$ 968	$ 2,005	$ 1,911
Expenses				
Property operating expenses	216	246	404	416
Real estate taxes	177	194	368	386
Property and asset management fees	73	73	146	139
General and administrative	126	135	306	288
Depreciation and amortization	370	356	717	745
Total expenses	962	1,004	1,941	1,974
Interest income	12	38	28	96
Income before income taxes	74	2	92	33
Provision (benefit) for income taxes	(1)	3	3	7
Net income (loss)	$ 75	$ (1)	$ 89	$ 26
Net income (loss) allocated to limited partners	$ 75	$ (1)	$ 89	$ 26
Weighted average number of limited partnership units outstanding	4,275	4,298	4,275	4,304
Net income (loss) per limited partnership unit – basic and diluted	$ 0.02	$ -	$ 0.02	$ 0.01

Net Operating Income (NOI)[1]

Rental revenue	$ 1,024	$ 968	$ 2,005	$ 1,911
Operating expenses				
Property operating expenses	216	246	404	416
Real estate taxes	177	194	368	386
Property and asset management fees	73	73	146	139
Less: Asset management fees	(34)	(35)	(69)	(66)
Total operating expenses	432	478	849	875
Net operating income	$ 592	$ 490	$ 1,156	$ 1,036

Reconciliation of NOI to Net Income

Net operating income	$ 592	$ 490	$ 1,156	$ 1,036
Less: General and administrative	(126)	(135)	(306)	(288)
Depreciation and amortization	(370)	(356)	(717)	(745)
Asset management fees	(34)	(35)	(69)	(66)
Provision (benefit) for income taxes	1	(3)	(3)	(7)
Add: Interest income	12	38	28	96
Net income (loss)	$ 75	$ (1)	$ 89	$ 26

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as rental revenue less property operating expenses, real estate taxes, and property management fees. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our credit needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

BEHRINGERHARVARD
15601 Dallas Parkway, Suite 600
Addison, TX 75001
866.655.3600
Date Published 09/09 • IN • 403492

FIRST-CLASS MAIL
US POSTAGE PAID
ADDISON, TX
PERMIT NO. 36

2009

Q2

SECOND QUARTER REPORT SUMMARY

behringerharvard.com


ASC Building
Dallas (Richardson), TX

MID-TERM VALUE ENHANCEMENT FUND I LP

Q2

SECOND QUARTER REPORT SUMMARY

2009

BEHRINGERHARVARD